Exhibit 99.6

Total Care Auto,

Powered by Landcar

COMBINED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021 and 2020

TOTAL CARE AUTO, POWERED BY LANDCAR

C O N T E N T S

Page
Combined Financial Statements:
Balance Sheets	1-2
Statements of Income	3
Statements of Comprehensive Income	4
Statements of Changes in Stockholders’ Equity	5
Statements of Cash Flows	6-7
Notes to Combined Financial Statements	8-29

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Balance Sheets

As of September 30, 2021 and December 31, 2020

	Combined 9/30/2021	Combined 12/31/2020
ASSETS
Current assets:
Cash and cash equivalents, at estimated fair value	$57,434,881	$74,708,047
Short-term investments, at estimated fair value	3,521,236	201,310
Premiums receivables	16,055,473	13,577,564
Reinsurance recoverable	15,406	1,339
Other receivable	69,827	13,012
Accrued investment income	636,829	473,707
Prepaid expenses	25,940	106,157
Mortgage loans, at amortized, current portion, net of the uncollectible allowance of $0	—	86,971
Deferred acquisition costs, current portion	120,462,177	102,916,570
Related party receivable	—	—

Total current assets	198,221,769	192,084,677

Investments
Bonds, available for sale, at estimated fair value (amortized cost: $25,028,265 and $12,363,757)	25,180,812	12,673,890
Bonds, held-to-maturity, amortized cost	36,200,790	33,363,406
Preferred stock, available-for-sale, at estimated fair value	2,121	3,445,191
Common stock, available-for-sale, at estimated fair value	61,080,409	35,642,082
Mortgage loans, amortized cost, long-term portion	789,326	2,363,317
Alternative investments	4,220,654	197,241
Related party notes receivable	58,755,354	91,680,000
Notes receivable, non-current portion	—	—
Deferred acquisition costs, long-term portion	346,022,896	293,521,236
Deferred income tax asset	58,628	310,824
Property and equipment, net of accumulated depreciation of $2,543,403 and $2,629,659	1,493,326	2,167,006

Total noncurrent assets	533,804,316	475,364,193

Total assets	$732,026,085	$667,448,870

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Balance Sheets (Continued)

As of September 30, 2021 and December 31, 2020

	Combined 9/30/2021	Combined 12/31/2020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,896,995	$9,806,397
Securities payable	3,971	—
Taxes, licenses, and fees, excluding income taxes	63,042	103,536
Claims payable	1,113,433	1,100,319
Interest payable	—	20,652
Unearned premiums, current portion	199,857,637	179,481,064
Line of credit	—	14,000,000
Income taxes payable	101,795	21,239

Total current liabilities	210,036,873	204,533,207

Other liabilities:
Unpaid losses and loss adjustment expenses	2,105,804	2,424,159

Total other liabilities	2,105,804	2,424,159

Noncurrent liabilities:
Unearned premiums, long-term portion	471,755,115	421,345,772

Total noncurrent liabilities	471,755,115	421,345,772

Total liabilities	683,897,792	628,303,138

Stockholders’ equity:
Common stock	2,501,000	2,501,000
Additional paid-in capital	85,125,956	85,125,956
Retained earnings (deficit)	(39,648,257)	(48,791,357)
Accumulated other comprehensive income (loss), net	149,594	310,133

Total stockholders’ equity	48,128,293	39,145,732

Total liabilities and stockholders’ equity	$732,026,085	$667,448,870

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Income

For the Nine Months Ended September 30, 2021 and 2020

	Combined 9/30/2021	Combined 9/30/2020
Premium and administrative fee income	$160,446,723	$143,472,588
Service and licensing fee income	31,050,000	27,700,000

Total income	191,496,723	171,172,588

Cost of sales:
Claims expense incurred	32,257,253	31,971,636
Other cost of sales	668,844	387,258
Amortization of deferred acquisition costs	90,394,542	73,666,165

Total cost of sales	123,320,639	106,025,059

Gross profit	68,176,084	65,147,529

Operating expenses:
Salaries and benefits	2,889,507	2,751,098
Rent	194,707	174,969
Depreciation	692,499	665,069
Professional fees	782,438	799,489
Advertising	20,349	—
Other general and administrative	1,012,121	1,254,418

Total expenses	5,591,621	5,645,043

Gain from operations	62,584,463	59,502,486
Net investment income	6,285,285	3,664,311
Net realized gains	874,321	710,405
Other income	2,126,783	1,908,964

Net income before provision for income taxes	71,870,852	65,786,166
Provision for income taxes	1,717,752	866,933

Net income	$70,153,100	$64,919,233

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Comprehensive Income

For the Nine Months Ended September 30, 2021 and 2020

	Combined 9/30/2021	Combined 9/30/2020
Net income	$70,153,100	$64,919,233

Other comprehensive income (loss):
Unrealized investment gain (loss) arising during the period	(176,373)	230,706
Reclassification adjustment for (gains) losses included in net income	15,834	(84,467)

Other comprehensive income (loss):	(160,539)	146,239
Income tax expense related to items of other comprehensive income (loss)	—	—

Other comprehensive income (loss), net of income tax	(160,539)	146,239

Total comprehensive income	$69,992,561	$65,065,472

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Changes in Stockholders’ Equity

For the Nine Months Ended September 30, 2021 and

the Year Ended December 31, 2020

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Combined
Balance at January 1, 2020	$2,501,000	$85,125,956	$(60,289,983)	$163,894	$27,500,867
Net income	—	—	89,106,126	—	89,106,126
Dividends paid	—	—	(77,607,500)	—	(77,607,500)
Comprehensive income, net	—	—	—	146,239	146,239

Balance at December 31, 2020	2,501,000	85,125,956	(48,791,357)	310,133	39,145,732
Net income	—	—	70,153,100	—	70,153,100
Dividends paid	—	—	(61,010,000)	—	(61,010,000)
Comprehensive income, net	—	—	—	(160,539)	(160,539)

Balance at September 30, 2021	$2,501,000	$85,125,956	$(39,648,257)	$149,594	$48,128,293

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Cash Flows

For the Nine Months Ended September 30, 2021 and 2020

	Combined 9/30/2021	Combined 9/30/2020
Reconciliation of net income to net cash provided by operating activities:
Net income	$70,153,100	$64,919,233
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain on investments	(874,321)	(710,405)
Unrealized (gain) loss on investments	(4,129,424)	(580,500)
Amortization (accretion) of bonds	733,121	481,148
Depreciation	692,499	692,499
Change in:
Premiums receivables	(2,477,909)	(3,557,253)
Reinsurance recoverable	(14,067)	(19,471)
Accrued investment income	(163,122)	266,283
Prepaid expenses	80,217	27,734
Deferred acquisition costs	(70,047,267)	(43,176,499)
Deferred income tax asset/liability	252,196	(14,072)
Related party receivable	—	5,877
Income tax recoverable/payable	80,556	31,310
Unpaid losses and loss adjustment expenses	(318,355)	69,714
Claims payable	13,114	7,291
Interest payable	(20,652)	20,771
Accounts payable and accrued expenses	(966,217)	3,627,826
Securities payable	3,971	544,990
Taxes, licenses, and fees	(40,494)	(9,228)
Unearned premiums	70,785,916	32,567,255

Net cash provided by operating activities	63,742,863	55,194,503

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Cash Flows (Continued)

For the Nine Months Ended September 30, 2021 and 2020

	Combined 9/30/2021	Combined 9/30/2020
Cash flows from investing activities:
Proceeds from short-term investments	$(3,319,926)	$1,247,118
Proceeds from sale of investments	148,976,986	44,857,900
Proceeds from mortgage loan principal collections	1,660,962	1,503,447
Purchase of property and equipment	—	(181,340)
Purchase of investments	(186,248,697)	(50,394,796)

Net cash used by investing activities	(38,930,675)	(2,967,671)

Cash flows from financing activities:
Proceeds from (repayment of) line of credit	(14,000,000)	14,000,000
Related party notes receivable funded	—	(67,213,939)
Proceeds from related party notes receivable	32,924,646	73,000,000
Dividends paid	(61,010,000)	(57,720,000)
Other cash used	—	—

Net cash used by financing activities	(42,085,354)	(37,933,939)

Net increase (decrease) in cash and cash equivalents	(17,273,167)	14,292,893
Cash and cash equivalents at beginning of year	74,708,047	51,031,396

Cash and cash equivalents at end of year	$57,434,881	$65,324,289

Supplemental Disclosures of Cash Flow Information:
Interest paid	$—	$—

Taxes paid	$1,385,000	$1,162,691

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Company

Total Care Auto, Powered by Landcar (“TCA”) is made up of two different entities: Landcar Agency, Inc. (“LCA”), and Landcar Casualty Company (“LCC”).

The combined financial statements presented herein contain the accounts of both of these entities. All significant intercompany balances and transactions have been eliminated in combination.

TCA offers extended vehicle service contracts, prepaid maintenance contracts, vehicle theft assistance contracts, key replacement contracts, guaranteed asset protection (“GAP”) contracts, paintless dent repair contracts, appearance protection contracts, tire and wheel, Anti-bacterial, and lease wear and tear contracts. In addition, TCA provides the required contractual liability insurance if needed. The majority of these warranty contracts are sold through affiliated automobile dealerships.

Basis of Presentation

The accompanying combined financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) using the accrual method of accounting. All income is recorded when earned and all expenses are recorded when incurred regardless of when such amounts are received or paid.

Use of Estimates

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset s and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the reserve for unpaid losses and loss adjustment expenses, unearned premiums, collectability of the notes receivables and mortgage loans, and fair value of investments.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with a maturity date of three months or less at the time of purchase and are stated at cost, which approximates fair market value. TCA maintains cash balances in demand deposits and money market funds in which the carrying amount approximates fair value.

Short-term investments

Short-term investments are made up of bonds with a maturity date of more than three months, but less than 12 months. These holdings are stated at cost, which approximates fair market value.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Cash and Securities

TCA places securities on statutory deposit with certain state agencies to retain the right to do business in those states.

Premiums Receivable/Bad Debts

Receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Receivables are written off when they are determined to be uncollectible. TCA believes no allowance for doubtful accounts is necessary as of September 30, 2021 and December 31, 2020.

Investment Securities

Bonds and treasury instruments at September 30, 2021 and December 31, 2020 consist of held-to-maturity securities and available-for-sale securities.

Held-to-maturity securities are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using the interest method over the period to maturity. A portion of the bonds are classified as available-for-sale securities. Available-for-sale securities are reported at market value.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses. During the 2021 and 2020 fiscal years, no such write-downs were noted.

Equity securities are made up of preferred and common stock. These are reported at market value with the change in value being recognized in net income.

Cost Method Investments

During 2012, LCA invested in Mercato Partners Growth II GP, LLC and has accounted for it using the cost method in accordance with FASB Accounting Standards Codification (ASC- 323), Investments – Equity Method and Joint Ventures. During the nine months ended September 30, 2021, the Company received distributions from the fund related to the investment performance of the assets held. The carrying value of this investment as of September 30, 2021 and December 31, 2020 was $0 and $197,421, respectively. Management performs an annual assessment of these investments for impairment.

Mortgages and Notes Receivable

Mortgage loans and notes receivable are carried at the outstanding principal balances with an allowance for estimated uncollectible amounts, if any.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Direct expenses paid for the acquisition of contracts on which revenue has been received but not yet earned have been deferred and are amortized over the related contract period.

Property and Equipment

Property and equipment is recorded at cost at the time of purchase and depreciated over the useful life of the assets using the straight-line depreciation method. Acquisitions of under $5,000 are expensed in the year purchased. The estimated useful lives for the various asset classes are as follows:

Asset Categories	Useful life
Furniture and equipment	10 years
Computer hardware	3 years
Computer software	5 years
Leasehold improvements	3-5 years

Property and equipment was made up of the following as of September 30, 2021 and December 31, 2020:

	2021	2020
Property and Equipment
Furniture and fixtures	$413,894	$413,894
Computer hardware and office equipment	181,852	310,559
Software	3,437,212	4,069,479
Work in progress	3,771	2,733

Total	4,036,729	4,796,665
Accumulated depreciation	(2,543,403)	(2,629,659)

Net property and equipment	$1,493,326	$2,167,006

Depreciation expense for the nine months ended September 30, 2021 and 2020 amounted to $692,499 and $665,069 respectively.

Costs of software developed for internal use are capitalized in a work in progress account until the project has been placed in service. Depreciation begins once the project has been placed in service.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Unearned Premiums

Revenue is earned over the period of the related warranty contract. Accordingly, TCA records a deferred revenue reserve to ratably recognize revenue over the contract period.

Unpaid Losses and Loss Adjustment Expense Reserve

Losses and loss adjustment expense reserves represent management’s best estimate of the ultimate net cost of all reported and unreported losses incurred through September 30, 2021 and December 31, 2020. TCA does not discount liabilities for unpaid losses or unpaid loss adjustment expense reserves. The reserves for unpaid losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analysis. Those estimates are subject to the effects of trends in loss severity and frequency. Although considerable variability is inherent in such estimates, management believes the reserves for losses and loss adjustment expenses are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Claims are counted when incidents that may result in a liability are reported and are based on policy coverage.

Revenue Recognition

Effective January 1, 2019, the Company adopted new FASB guidance contained in ASU 2014-09, Revenue Recognition (Topic 606): Revenue from Contracts with Customers, using the modified retrospective method applied to all active contracts. This standard revises the criteria for revenue recognition. Under the new guidance, the transaction price is attributed to the underlying performance obligations in the contract and revenue is deferred and recognized as income as the Company satisfies the performance obligations in the contract as the obligations under the contracts are performed. Under the new guidance, revenue is recognized more slowly as compared to the historic revenue recognition pattern. Incremental costs of obtaining a contract are capitalized and amo rtized to the extent the Company expects to recover those costs. The Company considers all revenue other than investment and interest income to be the result of contracts with customers. Each contract is considered to have one performance obligation which extends over the life of the contract. The method for recognizing revenue for the various types of contracts is described in the following paragraphs. Expenses are matched with earned premiums resulting in recognition of profits over the life of the contracts. Unearned premium reserves are established to cover the unexpired portion of premiums written.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Earnings methods are assigned based on contract type and expected claim patterns and consist of the pro-rata, rule of 78’s, and reverse rule of 78’s methods. GAP insurance unearned premium reserve is calculated by the rule of 78’s. The other contracts are earned ratably over the contract period.

Extended vehicle service contracts are earned ratably over the contract based on historical claims payment patterns for TCA.

The Company receives monthly retrospective commissions from third party vendors. These commissions are earned when received and are reported as other income on the statement of income and comprehensive income.

Revenue from service and licensing fees is earned monthly as it is received.

The timing of revenue recognition, billings and cash collections results in billed account s receivables, contract assets (reported as deferred acquisition costs) and contract liabilities (reported as unearned premium) on the Company’s balance sheets. Balances as of September 30, 2021 and December 31, 2020 were as follows:

	2021	2020
Billed receivables	$16,055,473	$13,577,564
Contract assets	$466,485,073	$396,437,806
Contract liabilities	$671,612,752	$600,826,836

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Premium and administrative fee income for the nine months ended September 30, 2021 and 2020 by product is as follows:

	2021	2020
Company:
LCC:
Guaranteed asset protection contracts	$6,112,854	$5,796,760
Lease, wear and tear	80,687	3,687
LCA:
Service contracts	81,217,937	69,099,352
Maintenance	22,628,390	22,367,035
Vehicle theft assistance	18,779,883	17,708,341
Paintless dent repair and appearance protection	17,447,451	16,576,094
Guaranteed asset protection administrative fees	5,020,522	5,091,493
Key replacement	5,383,130	3,952,089
Tire and wheel	1,304,309	1,074,226
Anti-bacterial	2,192,872	1,604,211
Lease, wear and tear	283,038	222,362
Other	(4,350)	(23,062)

Total	$160,446,723	$143,472,588

Dividends

LCA pays monthly dividends to the shareholders that are based on the prior month’s earnings. Dividends are only accrued when they are formally declared by the board. If the board does not make a declaration, then dividends will be accounted for when paid.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

LCC accounts for income taxes in accordance with FASB ASC 740, Income Taxes. FASB ASC 740 is an asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax and financial reporting basis of certain assets and liabilities. LCC has deferred tax assets and liabilities principally from differences in the methods of accounting for reserves, unamortized acquisition costs and unrealized gain and losses on common and preferred stock.

LCA has elected under IRC Section 1362 to be an S-Corporation. In lieu of corporation income taxes, the stockholders of an S-Corporation are taxed on their proportionate share of LCA’s taxable income.

TCA accounts for uncertain tax positions in accordance with provisions of FASB ASC 740. Management has determined that TCA does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that TCA’s tax returns will not be challenged by the taxing authorities and that TCA or their shareholders will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, LCA’s and LCC’s tax returns remain open for three years for federal and state income tax examination.

Concentration of Credit Risk

Financial instruments, which potentially subject TCA to concentrations of credit risk, consist of temporary cash investments, fixed maturity securities, mortgage loans, notes receivables and other investments.

TCA maintains interest bearing accounts at a financial institution. The accounts at this institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. TCA’s total cash exceeded the insurance limit as of September 30, 2021 and December 31, 2020. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks relating to its cash accounts.

TCA invests in money market funds that are not insured or guaranteed by the FDIC or any other government agency. Although a money market fund seeks to preserve the value of an investment at $1.00 per share, it is possible to lose money by investing in the fund. As of September 30, 2021 and December 31, 2020, TCA held $6,211,848 and $3,498,838 in money market funds, respectively.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

TCA categorizes assets and liabilities measured at fair value into a three -level hierarchy based on the priority of the inputs to the valuation technique used to determine fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Assets and liabilities valued at fair value are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable, either directly or indirectly, for substantially the full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

Subsequent to initial recognition, TCA may remeasure the carrying value of assets and liabilities measured on a nonrecurring basis to fair value. Adjustments to fair value usually result when certain assets are impaired. Such assets are written down from their carrying amounts to their fair value.

Comprehensive Income

TCA presents comprehensive income in accordance with the standards establish ed by the Comprehensive Income topic of FASB ASC 220. Comprehensive income consists of net income and net unrealized gains or losses on debt securities and is presented in the statement of changes in stockholders’ equity and statement of comprehensive income.

COVID-19 Uncertainties

The COVID-19 pandemic has not had a significant impact on the Company’s underwriting results and the Company does not expect it to going forward.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

2.     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March of 2016, the FASB issued ASU 2016-02, Leases, which requires all leases that have a term of more than 12 months to be recognized as assets and liabilities on the balance sheet at inception. A lessee would recognize a lease liability to make lease payments owed to a lessor (liability) and a benefit for the right to use the leased asset (asset) for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee would depend on whether the les see is expected to consume more than an insignificant portion of the economic benefits embedded in the underlying asset. This new guidance is effective for fiscal years beginning after December 15, 2021. TCA does not anticipate a significant impact on TCA’s results of operations, financial position, or cash flows as a result of this new standard.

In June of 2016, the FASB issued Accounting Standards Update 2016 -13, Financial Instruments – Credit Losses, which requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. This requirement eliminates the probable initial recognition threshold in Current GAAP which has delayed recognition of credit losses until the loss was probable. Instead, the new treatment will better reflect an entity’s current estimate of all expected credit losses. In addition, the new guidance requires that any credit losses on available -for-sale debt securities to be presented as an allowance rather than as a write-down. Initial allowance for credit losses is added to the purchase price rather than reported as a credit loss expense. Subsequent changes in the allowance for credit losses are recorded in credit loss expense. This will allow entities to also record reversals of credit losses in current period net income, whereas the current GAAP prohibits reflecting these improvements in current period earnings. This guidance will become effective for the Company’s year ending on December 31, 2023. The Company does not expect a significant impact to the Company’s financials as a result of this guidance.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

3.	INVESTMENTS

The carrying amounts of investment securities and their fair values as of September 30, 2021 and December 31, 2020 are as follows:

	2021
	Cost/ Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Investments:
Common stock	$47,334,605	$14,248,594	$502,790	$61,080,409
Preferred stock	—	2,121	—	2,121
Bonds, available-for-sale	25,028,265	219,607	67,060	25,180,812
Bonds, held-to-maturity	36,200,790	526,921	97,747	36,629,964

Total investments	$108,563,660	$14,997,243	$667,597	$122,893,306

	2020
	Cost/ Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Investments:
Common stock	$26,034,522	$10,031,833	$424,273	$35,642,082
Preferred stock	3,223,872	221,319	—	3,445,191
Bonds, available-for-sale	12,363,757	311,534	1,401	12,673,890
Bonds, held-to-maturity	33,363,406	804,061	11,879	34,155,588

Total investments	$74,985,557	$11,368,747	$437,553	$85,916,751

A summary of amortized cost and fair value of TCA’s investment in bonds at September 30, 2021, is as follows:

	Amortized Cost	Fair Value
2021	$200,993	$201,528
2022 through 2025	42,556,411	43,039,474
2026 through 2030	10,783,076	10,846,415
2031 through 2040	5,758,771	5,765,546
After 2041	1,929,804	1,957,813

Total by maturity	$61,229,055	$61,810,776

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

3.	INVESTMENTS (Continued)

On a regular basis, TCA reviews its investment portfolios for securities in an unrealized loss position for other-than-temporary impairment. This review for potential impairment is performed on a specific identification basis and requires significant management judgment related to a number of qualitative and quantitative factors including the severity o f the impairment, the duration of the impairment, recent trends and expected market performance. Management considers all unrealized losses as of September 30, 2021 to be temporary. The securities summarized below were in an unrealized loss position for which other-than-temporary declines in value have not been recognized as of September 30, 2021.

	Less than 12 Months
Asset class:	Cost/ Amortized Cost	Unrealized Loss	Market Value
Bonds	$21,337,022	$(128,396)	$21,208,626
Common stocks	3,759,059	(346,712)	3,412,347

Total	$25,096,081	$(475,108)	$24,620,973

	12 Months or More
Asset class:	Cost/ Amortized Cost	Unrealized Loss	Market Value
Bonds	$2,421,911	$(36,411)	$2,385,500
Common stocks	$12,098,228	$(156,078)	$11,942,150

Total	$14,520,139	$(192,489)	$14,327,650

	Total
	Cost/ Amortized Cost	Unrealized Loss	Market Value
Asset class:
Bonds	$23,758,933	$(164,807)	$23,594,126
Common stocks	15,857,287	(502,790)	15,354,497

Total	$39,616,220	$(667,597)	$38,948,623

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

3.	INVESTMENTS (Continued)

The securities summarized below were in an unrealized loss position for which other -than- temporary declines in value have not been recognized as of December 31, 2020.

	Less than 12 Months
	Cost/ Amortized Cost	Unrealized Loss	Market Value
Asset class:
Bonds	$4,287,599	$(13,280)	$4,274,319
Common stocks	7,021,225	(311,984)	6,709,241

Total	$11,308,824	$(325,264)	$10,983,560

	12 Months or More
	Cost/ Amortized Cost	Unrealized Loss	Market Value
Asset class:
Common stocks	2,436,874	(112,289)	2,324,585

Total	$2,436,874	$(112,289)	$2,324,585

	Total
	Cost/ Amortized Cost	Unrealized Loss	Market Value
Asset class:
Bonds	$4,287,599	$(13,280)	$4,274,319
Common stocks	9,458,099	(424,273)	9,033,826

Total	$13,745,698	$(437,553)	$13,308,145

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

3.	INVESTMENTS (Continued)

Assets measured at fair market value are as follows:

	Assets Measured at Fair Value
	Fair Value	Level 1	Level 2	Level 3
September 30, 2021
Bonds	$25,180,812	$25,180,812	$—	$—
Preferred stocks	2,121	2,121	—	—
Common stocks	61,080,409	61,080,409	—	—

Total	$86,263,342	$86,263,342	$—	$—

December 31, 2020
Bonds	$12,673,890	$12,673,890	$—	$—
Preferred stocks	3,445,191	3,445,191	—	—
Common stocks	35,642,082	35,642,082	—	—

Total	$51,761,163	$51,761,163	$—	$—

Investments held in trust or on deposit with various state insurance departments and reinsurers on September 30, 2021 and December 31, 2020 are reported at statement values as follows:

	2021	2020
Utah	$2,103,155	$2,098,757
Nevada	225,186	214,711
New Mexico	227,865	225,012

Total	$2,556,206	$2,538,480

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

3.	INVESTMENTS (Continued)

Realized gains and losses by investment class for the nine months ended September 30, 2021 and 2020 are as follows:

	2021	2020
Bonds:
Gross gains from sales	$70,569	$319,239
Gross losses from sales	(81,178)	(28,724)
Preferred stock:
Gross gains from sales	250,444	48,872
Gross losses from sales	(9,932)	(34,065)
Common stock:
Gross gains from sales	898,880	1,257,196
Gross losses from sales	(255,226)	(855,927)
Short-term investments	91	3,814
Other invested assets	673	—

Net capital gains	$874,321	$710,405

Mortgage Loans

Mortgage loans at September 30, 2021 and December 31, 2020 totaled $789,326 and $2,450,288 respectively. The maximum and minimum lending rates for mortgage loans during the year were 7.50% and 4.40%.

4.	UNAMORTIZED ACQUISITION COSTS

Commissions paid for premiums received but not yet earned have been deferred. These deferred acquisition costs are being amortized over the contracts term. For the nine months ended September 30, 2021 and 2020, commissions and insurance capitalized were as follows:

	2021	2020
Company:
LCC:
Guaranteed asset protection contracts	$7,467,554	$7,073,870
Lease, wear and tear	712,094	522,977
LCA:
Vehicle theft assistance contracts	20,596,288	16,620,880
Extended vehicle service contracts	103,174,905	87,998,553
Paintless dent repair	7,212,830	5,479,037
Appearance protection	13,144,338	9,568,451
Key replacement contracts	6,686,933	4,976,774
Maintenance contracts	1,881,158	1,711,812
Tire and wheel	393,139	283,994
Anti-bacterial	1,419,278	999,251
Lease, wear and tear	326,962	196,909
Guaranteed asset protection contracts admin	5,062,057	5,656,106
Other	543,919	491,197

Total	$168,621,455	$141,579,811

Total amortization expense for the periods ended September 30, 2021 and 2020 amounted to $90,394,542 and $73,666,165 respectively.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

5.	UNEARNED PREMIUMS

Extended vehicle service, prepaid maintenance, vehicle theft assistance, key replacement, GAP, paintless dent repair, and appearance protection contract income received but not yet earned has been deferred. These unearned premiums are being amortized over the contract term of the related policies. For the nine months ended September 30, 2021 and 2020, premiums capitalized were as follows:

	2021	2020
Company:
LCC:
Guaranteed asset protection contracts	$8,209,553	$7,313,134
Lease, wear and tear	632,468	383,859
LCA:
Vehicle theft assistance contracts	23,492,304	19,190,450
Extended vehicle service contracts	130,531,710	109,184,088
Paintless dent repair	8,749,250	6,814,630
Appearance protection	15,365,832	11,557,675
Key replacement contracts	8,780,986	6,577,634
Maintenance contracts	24,407,677	22,127,510
Guaranteed asset protection contracts admin fee	4,684,637	4,943,873
Tire and wheel	1,315,623	1,086,622
Anti-bacterial	2,823,023	1,988,090
Lease, wear and tear	513,945	446,956

Total	$229,507,008	$191,614,521

Total earned premiums for the nine months ended September 30, 2021 and 2020 amounted to $160,446,723 and $143,472,588, respectively.

6.	UNPAID CLAIMS, LOSSES AND LOSS ADJUSTMENT EXPENSES

Reserves for incurred losses and loss adjustment expenses attributable to insured events of prior years has increased (decreased) by approximately ($680,000) and ($126,000) as of September 30, 2021 and December 31, 2020, respectively, as a result of re-estimation of unpaid losses and loss adjustment expenses. This change is generally a result of on -going analysis of recent loss development trends. Original estimates change as additional information becomes known regarding individual claims.

	2021	2020
(In thousands)
Balance at January 1	$2,201	$2,115

Incurred, related to:
Current year	4,388	7,414
Prior year	(680)	(126)

Total incurred	3,708	7,288

Paid, related to:
Current year	2,619	5,260
Prior year	1,439	1,942

Total paid	4,058	7,202

Balance at September 30, 2021 and December 31, 2020	$1,851	$2,201

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

6.	UNPAID CLAIMS, LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

The following is information about incurred claims development as of September 30, 2021 as well as cumulative claim frequency and the total of incurred-but-not-reported liabilities plus expected development on reported claims included within the net incurred claims amounts.

	Incurred Claims and Allocated Claims Adjustment Expenses (000s)										As of September 30, 2021
											Total of Incurred-
											but-Not-Reported
											Liabilities Plus
											Expected	Cumulative
											Development of	Number of
	For the Years Ended December 31,										Reported Claims	Reported Claims
Accident Year	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
2012	848	936	936	936	936	936	936	936	936	936	—	373
2013		1,326	1,330	1,333	1,333	1,333	1,333	1,333	1,333	1,333	—	551
2014			2,413	2,671	2,680	2,681	2,681	2,681	2,681	2,681	—	916
2015				4,389	4,489	4,502	4,501	4,501	4,501	4,501	—	1,510
2016					6,978	7,202	7,224	7,226	7,226	7,226	—	2,057
2017						10,045	9,186	9,165	9,163	9,163	—	2,412
2018							8,502	8,471	8,478	8,481	—	2,526
2019								8,502	8,304	8,295	7	2,488
2020									7,288	6,614	35	1,870
2021										4,388	1,422	946

					Ultimate incurred					$53,618

	Cumulative Paid Claims and Allocated Claims Adjustment Expenses (000s)
	For the Years Ended December 31,
Accident Year	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
2012	649	936	936	936	936	936	936	935	935	936
2013		980	1,330	1,333	1,333	1,333	1,333	1,333	1,333	1,333
2014			1,879	2,670	2,680	2,681	2,681	2,681	2,681	2,681
2015				3,211	4,474	4,501	4,501	4,501	4,501	4,501
2016					5,105	7,172	7,222	7,226	7,226	7,226
2017						7,388	9,145	9,163	9,163	9,163
2018							6,528	8,437	8,473	8,481
2019								6,528	8,261	8,288
2020									5,166	6,569
2021										2,619

					Total cumulative paid					51,797
					All o/s liabilities before 2010					—

					Liabilities for losses and LAE, net of reinsurance					$1,821

Below is a reconciliation of the disclosure of incurred and paid claims development to the liability for unpaid loss and loss adjustment expenses.

	September 30,	December 31,
	2021	2020
Net liability for losses & LAE (000s)	$1,821	$2,171
Reinsurance recoverable on unpaid claims:	4	—

Unallocated claims adjustment expense	27	30

Adjusting and other expense liability (000s)	27	30

Total gross liability for unpaid claims and claims adjustment expense	$1,852	$2,201

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

6.	UNPAID CLAIMS, LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

The following is supplementary information about average historical claims duration as of September 30, 2021.

	Average Annual Percentage Payout of Incurred Claims by Age
Years	1	2	3	4	5	6	7	8	9	10
All lines	73.9%	99.6%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

7.	LINE OF CREDIT

On July 27, 2015, the Company signed a line of credit with a financial institution for up to $15,000,000 in financing. Effective April 16, 2021, the limit on the line of credit was increased to $25,000,000. The line of credit bears a fixed interest rate of the LIBOR daily floating rate plus 1% per year, interest payable monthly. The line of credit may be repaid at any time and is collateralized by the assets of the Company. As of September 30, 2021 and December 31, 2020, the balance on the line of credit was $0 and $14,000,000 with accrued interest of $0 and $20,652, respectively.

8.	RELATED PARTY TRANSACTIONS

TCA’s transactions with the primary stockholder and immediate family, affiliated companies, and management personnel involve the following:

Cash: TCA had $45,311,775 and $67,021,399 in a sweep account as of September 30, 2021 and December 31, 2020, respectively, which is held by a company affiliated through common control. Interest earned on that account was $248,363 and $483,309 for the nine months ended September 30, 2021 and 2020, respectively. Accrued interest receivable on the cash management account was $24,852 and $27,745 as of September 30, 2021 and December 31, 2020, respectively.

Accounts receivable: Approximately 76% and 80% of premiums receivable as of September 30, 2021 and December 31, 2020, respectively, were from related party dealerships.

Accounts payable: Payroll for TCA is paid by LCC and LCA and is subsequently reimbursed by the affiliated entities.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

8.	RELATED PARTY TRANSACTIONS (Continued)

Notes receivable: Notes receivable with interest rates ranging from of 0.35% - 3.43% from an affiliated company of $58,755,354 and $91,680,000 were held by the Company as of September 30, 2021 and December 31, 2020 with accrued interest of $0 and $20,652, respectively.

On December 20, 2019, as part of adopting ASC 606 as described in Note 10, the Company entered into notes receivable agreements with its owners in the amount of $73,000,000 with an interest rate of 1.69% annually. The agreements call for annual principal and interest payments on January 1st of each year for four years. These notes were repaid in full during the year ended December 31, 2020.

On March 23, 2020, the Company signed a line of credit with an affiliated company to provide up to $20,000,000 in financing. The line of credit bears a fixed interest rate of the LIBOR daily floating rate plus 1% per year, interest payable monthly. The line of credit may be repaid at any time. As of December 31, 2020, the balance on the line of credit was $14,000,000 which is included in the $91,680,000 disclosed above. The line of credit was repaid during 2021 and is not reflected in the September 30, 2021 balance above.

Minimum payments due from the notes receivable above are as follows:

Years ending December 31,
2021	$—
2022	18,000,000
2023	13,755,354
2024	27,000,000
Thereafter	—

Total	$58,755,354

Unearned premiums: Approximately 99% and 99% of the gross unearned premiums as of September 30, 2021 and December 31, 2020, respectively, were from related party dealerships which amounts to $665,516,483 and $581,145,472, respectively.

Dividends: Upon approval of the board of directors, TCA paid dividends totaling $61,010,000 and $57,720,000 to their stockholders during the nine months ended September 30, 2021 and 2020, respectively.

Management fees: TCA pays a management fee to an affiliated company per contract sold for extended vehicle service, GAP, VTA, paintless dent repair, and appearance protection contracts. The management fee for the nine months ended September 30, 2021 and 2020 totaled $1,424,375 and $1,312,048, respectively.

Service and licensing fee income: Effective January 1, 2020, the Company receives a management fee from an affiliated company on a monthly basis for maintenance and use of policy administration software. The management fee for the nine months ended September 30, 2021 and 2020 totaled $31,050,000 and $27,700,000, respectively.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

8.	RELATED PARTY TRANSACTIONS (Continued)

Service and maintenance contract income: TCA had gross sales of extended vehicle service contracts and prepaid maintenance contracts in the amount of $154,954,805 and $131,329,017 and also paid gross commissions of $66,350,145 and $54,321,440 to related party dealerships for the nine months ended September 30, 2021 and 2020, respectively.

GAP contract income: TCA had gross sales of GAP contracts of $12,480,474 and $12,008,681 from related party dealerships for the nine months ended September 30, 2021 and 2020, respectively.

VTA contract income: TCA had gross sales of vehicle theft assistance (“VTA”) contracts of $23,901,887 and $19,193,011 from related party dealerships for the nine months ended September 30, 2021 and 2020, respectively. TCA also paid gross commissions of $13,830,781 and $10,501,373 to related party dealerships for the nine months ended September 30, 2021 and 2020, respectively.

Paintless dent repair and appearance protection contract income: TCA had gross sales of paintless dent repair and appearance protection contract income in the amount of $24,116,491 and $18,372,593 and also paid gross commissions of $13,817,032 and $11,516,762 to related party dealerships for the nine months ended September 30, 2021 and 2020, respectively.

Key replacement protection income: The Company had sales of key replacement protection contracts of $8,782,005 and $6,580,522 from related party dealerships for the nine months ended September 30, 2021 and 2020, respectively. The Company also paid commissions of $4,712,441 and $3,200,907 to related party dealerships for the nine months ended September 30, 2021 and 2020, respectively.

Other income: The Company had sales of other products including lease wear and tear, tire and wheel, and Anti-bacterial of $5,328,178 and $3,957,533 from related party dealerships for the nine months ended September 30, 2021 and 2020, respectively.

Commissions: The Company pays commissions to related parties based on monthly contract counts. In addition to the product-specific commissions noted in the respective product descriptions above, the Company paid additional commissions and other incentives to affiliated companies of $58,126,197 and $52,659,129 for the nine months ended September 30, 2021 and 2020, respectively.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

8.	RELATED PARTY TRANSACTIONS (Continued)

Rent Expense: TCA leases office space from a company affiliated by common control under a month-to-month lease. The lease is classified as an operating lease. Rent expense for the nine months ended September 30, 2021 and 2020 totaled $194,707 and $174,969 respectively. Future minimum lease payments are as follows:

Year	Amount
2021	$260,320
2022	266,828
2023	273,499
2024	280,336
Thereafter	1,297,195

Total	$2,378,178

9.	INCOME TAXES

LCC is taxed as a non-life insurer under provisions of the Internal Revenue Code based on a modified statutory accounting method.

The following is a summary of LCC’s provision for federal income taxes for the nine months ended September 30, 2021 and 2020:

	2021	2020
Current income tax benefit	$1,465,556	$881,006
Deferred income taxes	252,196	(14,073)

Provision for income taxes	$1,717,752	$866,933

LCC’s deferred tax assets and liabilities at September 30, 2021 and December 31, 2020 consisted of the following:

	2021	2020
Reserves	$43,053	$51,281
Unearned premiums	1,515,238	1,367,190
Reserves—transition adjustment	(15,664)	(19,579)
Net unrealized gain on securities	(1,483,999)	(1,088,068)

Total net deferred tax asset	$58,628	$310,824

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

9.	INCOME TAXES (Continued)

The difference between pre-tax statutory net income and taxable net income is due to the discounting of the loss reserves and unearned premiums as follows:

	2021	2020
Statutory net income before taxes	$6,432,060	$3,949,840
Adjustments for:
Interest and dividends subject to section 832	93,756	74,055
Discounting of loss reserves	44,161	(28,140)
Discounting of unearned premiums	704,990	474,429
Tax-exempt interest	(205,788)	(197,786)
Dividends received deduction	(169,236)	(98,436)

Net taxable income	$6,899,943	$4,173,962

Tax at statutory rates	$1,448,988	$876,532
Changes from prior year accrual	16,568	4,474

Income taxes	$1,465,556	$881,006

10.	RETIREMENT PLAN

The employees of TCA are covered under a 401(k) defined contribution plan. TCA pays an amount equal to 50% of the employee’s contribution up to 6% of the employee’s salary. TCA’s contributions to the plan for the nine months ended September 30, 2021 and 2020 were $64,240 and $45,117 respectively.

11.	CONTINGENCIES

TCA is subject to litigation from the settlement of claims contested in the normal course of business. The losses from the actual settlement of such unknown claims are taken into consideration in the computation of the estimated claims liabilities.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2021 and 2020

12.	CAPITAL AND SURPLUS

The State of Utah has adopted the National Association of Insurance Commissioner’s (“NAIC”) risk-based capital (“RBC”) calculation to evaluate the minimum capital requirements for an insurance company to support its overall business operations in consideration of its size and risk profile. LCC’s risk-based capital is calculated by applying factors to various asset, premium, and reserve items.

The RBC requirements provide for four different levels of regulatory attention depending on the ratio of LCC’s total adjusted capital (“TAC”) to its authorized control level (“ACL”). The four regulatory attention levels (and the associated percentage of TAC to ACL) are defined as follows: (1) Company Action (200%), (2) Regulatory Action (150%), (3) Authorized Control (100%), and (4) Mandatory Control Levels (75%). As of September 30, 2021 and December 31 2020, LCC and LCL maintained TAC in excess of 200% of ACL.

LCA’s common stock has no par value with 10,000 shares authorized of which 1,000 shares are issued and outstanding. LCC’s common stock has a $5 par value with 1,000,000 shares authorized of which 500,000 shares are issued and outstanding.

13.	SUBSEQUENT EVENTS

Subsequent events have been considered by management through the date of this report, which is the date the financial statements were available to be issued. Other than those noted below, no events have occurred subsequent to September 30, 2021 which would have a material effect on the financial condition of the Company.

During September 2021 the Company entered into negotiations to sell the Company. This transaction is anticipated to be completed prior to December 31, 2021.